UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006 (August 4, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Election of Directors; Appointment of Principal Officers

Berry Petroleum Company announced that Ronald J. Robinson has been elected to the Board of Directors, effective August 4, 2006.

Mr. Robinson has over 30 years experience in the oil and gas industry having served in various roles for Texaco including his last position as the President of Texaco Technology Division.  Following his tenure at Texaco, he served as the department head and the Albert B. Stevens Endowed Chair professor at the Harold Vance Department of Petroleum Engineering at Texas A&M University.  Currently he is the chairman and CEO of Knowledge Deployment, Inc., which assists in the development of high technology startup entities.  Mr. Robinson holds a PhD in petroleum engineering from Texas A&M University.

Item 7.01.  Regulation FD Disclosure

The Company issued a news release on August 4, 2006, which announced the appointment of Mr. Robinson to the Board of Directors. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 News Release by Berry Petroleum Company dated August 4, 2006, titled "Berry Petroleum Company Names Ronald J. Robinson to Board of Directors."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date:August 4, 2006